UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 3, 2002
Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 37 pages.

ITEM 9.    REGULATION FD DISCLOSURE

     The purpose of this Current Report on Form 8-K is to announce the signing of a definitive agreement for BB&T to acquire FloridaFirst Bancorp, Inc. of Lakeland, Florida and to furnish the related information provided to analysts.

October 3, 2002

BB&T to acquire FloridaFirst Bancorp of Lakeland, Fla.

          WINSTON-SALEM, N.C. - Building on its new presence in Florida, BB&T Corporation (NYSE: BBT) today said it plans to buy Lakeland-based FloridaFirst Bancorp Inc. (NASDAQ: FFBK) in a $134.8 million transaction.

          FloridaFirst Bancorp is the parent company of FloridaFirst Bank, an $812 million thrift with 18 full-service offices in Polk, Manatee, Highlands and Sumter counties in central Florida and along the west central coast.

          FloridaFirst shareholders may elect one of the following three options for the exchange of their shares:
           1.) .66 of a share of BB&T stock; or
           2.) .363 of a share of BB&T stock plus $11.25 in cash; or
          3.) $25 in cash. This option is subject to a maximum aggregate cash amount in the overall transaction equal to $11.25 per share multiplied by the shares outstanding as of the closing date. If this maximum cash amount would be exceeded, some portion of the cash would be converted to stock, which could result in a per share value of less than $25.

          The transaction, approved by the directors of both companies, is valued at $23.85 per FloridaFirst share based upon the cash/stock election (option No. 2 above) and BB&T’s closing price Wednesday of $34.70.

MORE

          “We’re committed to building a strong presence in Florida, one of the nation’s fastest growing and most economically attractive states,” said BB&T Chairman and Chief Executive Officer John Allison. “This acquisition pushes us closer to that goal by providing entry into the robust Bradenton, Winter Haven and Lakeland markets.

          “FloridaFirst Bank is a community financial institution that focuses on excellent credit quality and client service, and has a very visible presence in the markets it serves.”

          Florida was one of the three fastest growing states in the nation from 1990 to 2000. More jobs were created in Florida in 2001 than any other state in the nation. In 2000, the state ranked first in the Southeast and fourth in the nation in total personal income.

          The announcement comes nearly three weeks after BB&T completed its acquisition of Tallahassee, Fla.-based Regional Financial Corporation, parent company of real estate lender First South Bank. The First South acquisition, BB&T’s first in Florida, established a foothold in Tallahassee and the Florida Panhandle, Jacksonville, and along the Gulf Coast from Beverly Hills to Naples.

          The FloridaFirst acquisition would expand that presence into central Florida’s “High Tech Corridor” along Interstate 4 in Polk County. FloridaFirst operates offices in Avon Park, Bradenton, Lakeland, Sebring, Wildwood and Winter Haven. It holds the No. 4 deposit market share in its four-county area.

          FloridaFirst customers in those markets will be introduced to BB&T’s strong branch-based sales culture and its broad product and services line, including insurance, mutual funds, trust, online banking, annuities, investment banking, retail brokerage, treasury services, leasing and international banking.

          “For some time now, we’ve had a clear-cut goal of becoming the leading community bank in central Florida,” said Gregory C. Wilkes, president and chief executive officer of FloridaFirst Bancorp. “One of the great things about this merger is that BB&T’s unique community banking structure will give us the autonomy to continue toward that goal by serving our clients in the same attentive manner they’ve grown accustomed to.

          “The fact that BB&T is known throughout the industry for its highly client-focused approach to doing business makes this an even better fit.”

          FloridaFirst branches will become part of BB&T’s Florida banking operations. BB&T divides its 11-state banking network into autonomous regions which operate like community banks. Nearly all decisions are made locally, close to the customer.

          BB&T also will create an area advisory board for central Florida. FloridaFirst board members will be asked to serve on the new BB&T board.

MORE

          The merger, which is subject to regulatory and FloridaFirst shareholder approval, is expected to be completed in the first quarter of 2003.

          BB&T on Sept. 27 said it would acquire Equitable Bank of Wheaton, Md., in a $52.6 million stock swap. On Tuesday, it announced plans to buy a Tallahassee-based insurance agency.

          Winston-Salem-based BB&T Corporation operates more than 1,100 banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Florida, Alabama, Indiana and Washington, D.C.

          With $76.3 billion in assets as of June 30, BB&T Corp. is the nation’s 14th largest financial holding company. Barron’s, a Dow Jones weekly, ranks BB&T as the second highest performing financial institution in the country. More information is available at www.BBandT.com.

_________________

          This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections.

          Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

          BB&T’s news releases are available at no charge through PR Newswire’s Company News On-Call facsimile service. For a menu of BB&T’s news releases or to retrieve a specific release call 1-800-758-5804, extension 809325.

          The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T’s proposed acquisition of FloridaFirst Bancorp, on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated Oct. 2, 2002, between BB&T and FloridaFirst. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission (“SEC”).

          Shareholders of FloridaFirst and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T, FloridaFirst, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters.

          After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site (http://www.sec.gov) and from BB&T and FloridaFirst as follows:

          Alan W. Greer, Shareholder Reporting, BB&T Corporation, P.O. Box 1290, Winston-Salem, NC, 27102. Telephone: (336) 733-3021.

          Kerry P. Charlet, CFO and head of Investor Relations, FloridaFirst Bancorp, 205 E. Orange St., Lakeland, FL 33801. Telephone: (863) 688-6811.

          In addition to the proposed registration statement and proxy statement/prospectus, BB&T and FloridaFirst file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 or at the SEC’s other public reference rooms in New York and Chicago.

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T and FloridaFirst filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC’s web site at http://www.sec.gov.

BB&T

and
FloridaFirst Bancorp, Inc.
Lakeland, Florida
Expanding a Great Franchise

Analyst Presentation
October 3, 2002

Forward-Looking Information

BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated merger or restructuring charges, estimated increases in FloridaFirst’s fee income ratio and net interest margin, the anticipated accretive effect of the merger, and BB&T’s anticipated performance in future periods. With respect to estimated cost savings and merger or restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and FloridaFirst, the amount of general and administrative expense consolidation, costs relating to converting FloridaFirst’s bank operations and data processing to BB&T’s systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies’ respective accounting policies, and the cost related to the merger. The realization of cost savings and the amount of merger or restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T’s anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities: (1) expected cost savings from this merger or other previously announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including FloridaFirst, may be greater than expected; (5) changes in the interest rate environment; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and FloridaFirst are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and FloridaFirst may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and FloridaFirst.

BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder value of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management’s ability to control or predict.

Outline

•	Background and transaction terms
•	Financial Data
•	Rationale and strategic objectives
•	Investment criteria
•	Summary
•	Appendix

BB&T Corporation (BBT)

•	$78.3 billion financial holding company **
•	1,128 branch locations in NC, SC, VA, GA, MD, WV, KY, TN, FL, AL, IN and the District of Columbia **

		For 6 months
		ended 06/30/02*
•	ROA	1.75%
•	Cash Basis ROA	1.80%
•	ROE	18.89%
•	Cash Basis ROE	23.70%
•	Cash Basis Efficiency Ratio	50.24%

* Excluding merger-related and restructuring items
** Including BB&T’s pending acquisition of Equitable Bank in Maryland

FloridaFirst Bancorp, Inc.

•	FloridaFirst Bank is a $812 million thrift headquartered in Lakeland, FL.
•	FloridaFirst has 18 full-service offices in Florida serving the counties of Polk, Manatee, Highlands, and Sumter

		For 9 months
		ended 06/30/02*
•	ROA	0.75%
•	Cash Basis ROA	0.76%
•	ROE	5.85%
•	Cash Basis ROE	7.15%
•	Cash Basis Efficiency Ratio	66.60%

* Excluding merger-related and restructuring items / FloridaFirst has a 9/30 year end

Pro Forma Company Profile

•	Size:	$79.1 billion in assets
$16.8 billion in market capitalization*

•	Offices:	NC	333
		VA	244
		GA	118
		KY	107
		SC	94
		WV	89
		MD	81
		TN	38
		FL	32
		DC	7
		AL	2
		IN	1
		Total	1,146

*Based on closing price as of 10/02/02

Terms of the Transaction

Terms of the Transaction

•	Purchase Price:	$23.85*
•	Aggregate Transaction Value:	$134.8 million*
•	Consideration:	FloridaFirst shareholders will have the opportunity to make an election to exchange their shares based on one of the following three options: **
1) A fixed exchange ratio of .66 of a share of BB&T stock for each share of FFBK stock
2) A fixed exchange ratio of .363 of a share of BB&T stock for each share of FFBK stock plus cash in the amount of $11.25
3) A cash election of $25.00 per share ***
•	Structure:	Tax-free exchange of stock plus a cash component
•	Lock-up provision:	Stock option agreement
•	Expected closing:	First quarter 2003

*	Based on BB&T’s closing stock price of $34.70 on 10/02/02 and assuming the stock / cash election option.
**	These are individual shareholder elections.
***	The cash price of $25.00 per share (option 3) is subject to a maximum aggregate cash amount in the overall transaction equal to $11.25 per share multiplied by the shares outstanding as of the closing date. If this maximum cash amount would be exceeded, some portion of the cash would be converted to stock, which could result in a per share value of less than $25.00.

Pricing

•	Purchase price	$23.85*
•	Premium/market	36.6%
•	Price/06-30-02 stated book	1.36x
•	Price/LTM EPS	23.34x
•	Price/LTM Core EPS	24.74x
•	Price/2002 Core EPS estimate	23.85x
•	BB&T shares issued	2.17	million**

*	Based on BB&T's closing stock price of $34.70 on 10/02/02 and assuming the stock / cash election option.
**	Assumes the stock / cash election option. If shareholders elect all stock, BB&T would issue 3.72 million shares

Florida Acquisition Comparables*

Comparable Acquisitions Announced in Florida since June 1, 2001 with Seller Assets over $50 Million

									Deal Pr/	Deal Pr/
		Date	Seller		Deal Value/	Deal Pr/	Deal	Deal Pr/	LTM	LTM Core
Buyer	Seller	Announced	Total Assets	Deal Value	Assets	Stock Pr	Pr/Bk	Tg Bk	EPS	EPS
			($M)	($M)	(%)	(%)	(%)	(%)	(x)	(x)

Colonial BancGroup, Inc.	Manufacturers Bancshares, Inc.	06/18/2001	271.8	54.4	20.0	NA	300.9	306.2	21.7	NA
Synovus Financial Corp.	FABP Bancshares, Inc.	06/29/2001	294.5	100.0	34.0	NA	391.0	391.0	22.0	NA
Black Diamond Financial Group, Inc.	Bank of St. Petersburg	08/02/2001	59.8	11.0	18.4	NA	237.1	237.1	23.0	NA
Banc Corporation	CF Bancshares, Inc.	08/09/2001	99.0	15.5	15.7	NA	214.8	214.8	17.0	NA
BankAtlantic Bancorp, Inc.	Community Savings Bankshares, Inc.	09/10/2001	948.3	170.6	18.0	31.0	141.5	141.5	28.4	26.8
F.N.B. Corporation	Central Bank Shares, Inc.	11/07/2001	232.0	80.0	34.5	NA	340.7	340.7	28.4	NA
Charter Banking Corporation	Florida Bancorporation, Inc.	11/10/2001	58.1	8.2	14.1	NA	177.7	177.7	43.1	NA
South Financial Group, Inc. (The)	Gulf West Banks, Inc.	03/21/2002	516.0	115.9	22.5	3.1	285.2	294.5	23.0	NA
BB&T Corporation	Regional Financial Corporation	05/22/2002	1,585.4	274.6	17.3	NA	281.9	286.4	16.8	16.8
Colonial BancGroup, Inc.	Palm Beach National Holding Company	05/28/2002	338.6	105.5	31.2	NA	318.3	318.4	33.3	NA
Royal Bank of Canada	Admiralty Bancorp, Inc.	08/29/2002	577.8	149.7	25.9	11.5	296.1	318.2	37.7	37.7
Synovus Financial Corp.	United Financial Holdings, Inc.	09/25/2002	408.1	78.8	19.3	14.3	320.6	366.5	22.9	22.9

Maximum			1,585.4	274.6	34.5	31.0	391.0	391.0	43.1	37.7
Minimum			58.1	8.2	14.1	3.1	141.5	141.5	16.8	16.8
Average			449.1	97.0	22.6	15.0	275.5	282.7	26.4	26.0
Median			316.5	90.0	19.7	12.9	290.7	300.3	23.0	24.8

Deal Price: $23.85
BB&T Corporation	FloridaFirst Bancorp, Inc.		812.3	128.9	15.9	36.6	135.9	155.7	23.3	24.7

Over/(Under) Average Comparables					(6.7)	21.6	(139.5)	(127.0)	(3.1)	(1.3)

*Source for Acquisition Comparables: SNL Financial

Financial Data

Financial Summary*

	BB&T	FFBK**
For The Year-to-Date Ended:	(06/30/02)	(06/30/02)
ROA	1.75%	0.75%
Cash Basis ROA	1.80	0.76
ROE	18.89	5.85
Cash Basis ROE	23.70	7.15
Net interest margin (FTE)	4.26	3.46
CB Efficiency ratio	50.24	66.60
Net charge-offs	0.47	0.12
Reserve/NPLs	210.70	380.00
NPAs/assets	0.52	0.36

*	Excluding merger-related and restructuring items
**	FFBK has a 9/30 year-end

Capital Strength

	BB&T	FFBK
	(06/30/02)	(06/30/02)
Equity/assets	9.3%	13.0%

Leverage capital ratio	7.3%	7.4%

Total risk-based capital	12.8%	12.7%

Rationale For Acquisition

•	BB&T has an announced strategy to pursue in-market (Carolinas/Virginia/West Virginia/DC/Maryland/Georgia/ Kentucky/Tennessee/Florida) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of FloridaFirst Bancorp, Inc. is consistent with this strategy.
•	This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.
•	FloridaFirst gives BB&T entry into additional high growth and economically attractive markets in Florida.

Strategic Objectives

The key strategic objectives achieved in this acquisition:

•	Provide BB&T with entry into the high growth and economically attractive Bradenton, Winterhaven, and Lakeland RMA’s
•	Improve efficiency
•	-- 25% cost savings fully realized in the first 12 months of operations following conversion
•	Utilize FloridaFirst Bancorp, Inc.'s branch franchise to sell BB&T’s broad array of retail and commercial banking products to their existing customer base and expand the reach of the branch beyond FloridaFirst Bancorp, Inc.’s traditional customer
•	Increase product and market penetration through the use of BB&T’s world standard sales system
•	Leverage on BB&T’s expertise in mortgage production and the cross-sell of mortgage customers into 5+ service households

Franchise Enhancement

•	Provides BB&T with entry into central Florida, specifically in the Bradenton, Winterhaven, and Lakeland RMA’s
•	Continues BB&T’s expansion into economically strong contiguous markets
•	FloridaFirst Bancorp, Inc.’s branch franchise and lending expertise strengthens BB&T’s foundation in Florida formed by its recent acquisition of First South Bank

Efficiency Improvement

Targeted Annual Cost Savings
$5.1 million or approximately
25% of FloridaFirst’s expense base

One-Time After-Tax Charges

One-time after-tax merger-related charges
$5.0 million

Market Characteristics

•	Between 1990 and 2000 Florida was one of the three fastest growing states in the nation.
•	Florida had the 2nd highest per capita income in the Southeast and was ranked 24th in the nation in 2000. Florida ranked the 4th highest in the nation in total personal income in 2000 and the highest in the Southeast.
•	In terms of new job creation, in 2000, Florida ranked 3rd highest in the nation and the highest in the Southeast.
•	Nearly 98.0% of Florida's business establishments are small, employing 100 or fewer employees.
•	For the year 2001, Florida had the highest number of new jobs created in the nation. Florida tied with Alaska and Wyoming for the highest job growth rate in the nation.
•	Florida had seven metros among the top twenty in the nation in terms of the total number of net new jobs created from December 2000 to December 2001. Included in those seven were Tampa-St. Petersburg-Clearwater (1st), Jacksonville (12th), and Sarasota-Bradenton (20th)

Sources: eflorida.com and www.state.fl.us

BB&T Investment Criteria

•	Cash Basis EPS (accretive by year 2)
•	GAAP EPS (accretive by year 4)
•	Internal rate of return (15% or better)
•	Cash Basis ROE (accretive by year 3)
•	Cash Basis ROA (accretive by year 3)
•	Tangible book value per share (accretive by year 5)
•	Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes trade-offs among criteria.

Assumptions

•	BB&T’s 2002 EPS is based on a First Call EPS estimate of $2.76 and subsequent years are based on 12% income statement and balance sheet growth.

•	FFBK’s 2002 projected financial statements are based on a calendar year EPS estimate of $1.00 derived from First Call data.

•	25% annual cost savings of the 2002 noninterest expense base are used in the valuation.

•	Growth Rates - The balance sheet and income statement items are projected to grow by 5% in year 1, 10% in year 2, and 15% thereafter, except for the following adjustments:

-	Noninterest Income: FFBK’s core fee income ratio is incrementally raised to 25% by year 6 and to 30% by year 10 (prior to the margin enhancement cited below).

-	Net Interest Margin: The core net margin is estimated at 3.49% (non-FTE) in 2002 and then is incrementally raised to 4.25% (non-FTE) by year five, and held at this level in all remaining years.

•	Projected Net Charge-Off Rate - The net charge-off rate was increased to .35% by year 3, and held at this level for all remaining years.

•	Projected Loan Loss Allowance - An allowance of 1.30% is assumed in all years.

Earnings Per Share Impact*

		Accretion		Accretion
		(Dilution)	Pro Forma	(Dilution)
	Pro Forma	Pro Forma	Cash Basis	Pro Forma
	EPS	Shares	EPS	Shares
2003	$3.09	$(0.00)	3.15	$0.003
2004	3.47	0.004	3.52	0.007
2005	3.89	0.010	3.94	0.012
2006	4.36	0.019	4.42	0.020
2007	4.89	0.027	4.95	0.028
2008	5.48	0.037	5.54	0.037
2009	6.15	0.046	6.20	0.047
2010	6.89	0.058	6.95	0.058
2011	7.73	0.072	7.78	0.072
2012	8.66	0.088	8.71	0.088

Internal rate of return	22.45%

* Excluding merger-related and restructuring items

ROE Impact1,2

			Pro Forma
	Pro Forma		Cash Basis
	ROE (%)	Change	ROE (%)	Change
2003	19.18	(0.11)	24.17	0.07
2004	19.13	(0.08)	23.36	0.07
2005	19.02	(0.04)	22.58	0.08
2006	18.86	(0.00)	21.87	0.10
2007	18.72	0.02	21.26	0.10
2008	18.59	0.03	20.75	0.11
2009	18.47	0.05	20.32	0.11
2010	18.37	0.05	19.95	0.11
2011	18.27	0.06	19.63	0.11
2012	18.19	0.07	19.36	0.11

[1]

The decrease in ROE results from the build up in equity relative to assets. If consistent with attaining and maintaining a leverage capital ratio of at least 7%, BB&T may choose to leverage the balance sheet further through repurchase of its stock.

[2]	Excluding merger-related and restructuring items

ROA Impact*

			Pro Forma
	Pro Forma		Cash Basis
	ROA (%)	Change	ROA (%)	Change
2003	1.68	(0.01)	1.74	(0.01)
2004	1.68	(0.01)	1.73	(0.01)
2005	1.69	(0.01)	1.73	(0.00)
2006	1.69	(0.00)	1.73	(0.00)
2007	1.70	(0.00)	1.73	(0.00)
2008	1.70	0.00	1.73	0.00
2009	1.70	0.00	1.73	0.00
2010	1.71	0.00	1.73	0.00
2011	1.71	0.00	1.73	0.00
2012	1.71	0.00	1.73	0.00

* Excluding merger-related and restructuring items

Book Value/Capital Impact

	Pro Forma		Pro Forma
	Stated Book Value Per Share		Tangible Book Value Per Share		Pro Forma*
		Accretion		Accretion	Leverage
	Stated	(Dilution)	Tangible	(Dilution)	Ratio
2003	$ 17.28	$ 0.09	$ 14.18	$ (0.02)	7.42%
2004	19.44	0.09	16.39	(0.02)	7.70
2005	22.00	0.10	19.01	(0.01)	8.01
2006	24.87	0.11	21.94	0.01	8.29
2007	28.09	0.13	25.22	0.03	8.53
2008	31.71	0.15	28.89	0.05	8.75
2009	35.76	0.19	32.99	0.09	8.94
2010	40.30	0.23	37.59	0.13	9.11
2011	45.39	0.28	42.73	0.18	9.26
2012	51.10	0.34	48.50	0.24	9.39

*BB&T’s goal is to manage its leverage ratio to between 7% and 8%

Summary

•	The acquisition of FloridaFirst Bancorp, Inc. is a strong strategic fit:

-	It helps accomplish our goal of expanding our presence in the Florida market

-	It fits culturally and geographically

-	This is the type of merger we have consistently, successfully executed

•	Overall Investment Criteria are met:

-	Cash Basis EPS accretive in year 1 and GAAP EPS accretive in year 2

-	IRR 22.45%

-	Cash ROE accretive in year 1

-	Cash ROA accretive in year 6

-	Tangible book value accretive in year 4

-	Combined leverage ratio remains above 7%

Appendix

•	Historical Financial Data
•	Glossary
•	Where to go for additional information about BB&T, FloridaFirst Bancorp, Inc. and the merger

FloridaFirst Bancorp
Financial Summary

							Nine months	Nine months	6/30/02
							ended	ended	vs.
		%		%		%	June 30,	June 30,	6/30/01
	Y/E 9/30/1999	Change	Y/E 9/30/2000	Change	Y/E 9/30/2001	Change	2001	2002	% change

Earnings Summary (In thousands)

Interest Income (FTE)
Interest on loans & leases	$ 28,482	4.6%	$ 32,470	14.0%	$ 36,671	12.9%	$ 27,367	$ 27,064	-1.1%
Interest & dividends on securities	3,819	-2.2%	7,059	84.8%	7,903	12.0%	5,715	8,913	56.0%
Interest on temporary investments	495	-50.2%	533	7.7%	649	21.8%	488	449	-8.0%

Total interest income (FTE)	32,796	2.0%	40,062	22.2%	45,223	12.9%	33,570	36,426	8.5%

Interest Expense
Interest expense on deposit accounts	14,727	-21.8%	15,744	6.9%	17,800	13.1%	13,395	13,386	-0.1%
Interest on short-term borrowings	2,401	1678.5%	7,831	226.2%	8,095	3.4%	6,132	5,305	-13.5%
Interest on long-term debt	--	N/A	--	N/A	--	N/A	--	--	N/A

Total interest expense	17,128	-9.7%	23,575	37.6%	25,895	9.8%	19,527	18,691	-4.3%

Net interest income (FTE)	15,668	18.9%	16,487	5.2%	19,328	17.2%	14,043	17,735	26.3%
Less taxable equivalency adjustment	148		222	50.0%	377	69.8%	213	387	81.7%

Net interest income	15,520	17.8%	16,265	4.8%	18,951	16.5%	13,830	17,348	25.4%
Provision for loan losses	540	33.3%	630	16.7%	615	-2.4%	465	500	7.5%

Net interest income after provision	14,980	17.3%	15,635	4.4%	18,336	17.3%	13,365	16,848	26.1%

Noninterest Income
Service charges on deposit accounts	1,113	11.7%	1,366	22.7%	1,546	13.2%	1,140	1,585	39.0%
Non-deposit fees and commissions	--	N/A	--	N/A	232	N/A	148	224	51.4%
G / (L) on sale of real estate & securities	(22)	-100.7%	15	-168.2%	(257)	-1813.3%	(19)	500	-2731.6%
Other operating income	382	75.2%	733	91.9%	966	31.8%	710	1,164	63.9%

Total noninterest income	1,473	-66.1%	2,114	43.5%	2,487	17.6%	1,979	3,473	75.5%

Noninterest Expense
Personnel	5,820	3.3%	6,325	8.7%	7,689	21.6%	5,613	7,874	40.3%
Occupancy & equipment	1,881	3.5%	1,755	-6.7%	2,165	23.4%	1,574	2,149	36.5%
FDIC premiums	214	-36.7%	103	-51.9%	121	17.5%	104	54	-48.1%
Other operating expenses	3,533	-4.7%	3,630	2.7%	3,801	4.7%	2,824	4,389	55.4%

Total noninterest expense	11,448	-0.4%	11,813	3.2%	13,776	16.6%	10,115	14,466	43.0%

Net income before taxes	5,005	-11.0%	5,936	18.6%	7,047	18.7%	5,229	5,855	12.0%
Income taxes	1,748		2,094		2,178		1,643	1,741

Net income before nonrecurring charges	3,257	-27.1%	3,842	18.0%	4,869	26.7%	3,586	4,114	14.7%

Nonrecurring charges	--		--		--		--	--

Net income	$ 3,257	36.6%	$ 3,842	18.0%	$ 4,869	26.7%	$ 3,586	$ 4,114	14.7%

FloridaFirst Bancorp
Financial Summary

							Nine months	Nine months	6/30/02
							ended	ended	vs.
		%		%		%	June 30,	June 30,	6/30/01
	Y/E 9/30/1999	Change	Y/E 9/30/2000	Change	Y/E 9/30/2001	Change	2001	2002	Change

Average Balance Sheet
(In thousands)
Assets
Loans	$ 368,513	8.6%	$ 423,409	14.9%	$ 463,569	9.5%	$ 459,121	$ 478,277	4.2%
Securities	71,557	-16.4%	102,800	43.7%	121,925	18.6%	117,439	204,658	74.3%
Other earning assets	--	N/A	--	N/A	--	N/A	--	--	N/A

Total interest-earning assets	440,070	3.6%	526,209	19.6%	585,494	11.3%	576,560	682,935	18.4%

Goodwill & other intangibles	--	N/A	--	N/A	--	N/A	--	7,043	N/A
Other assets	11,606	-7.6%	19,890	71.4%	26,915	35.3%	26,087	36,937	41.6%

Total assets	$ 451,676	3.3%	$ 546,099	20.9%	$ 612,409	12.1%	$ 602,647	$ 726,915	20.6%

Net interest margin	3.56%		3.13%		3.30%	5.4%	3.25%	3.46%	6.6%
Liabilities & Shareholders' Equity
Interest-bearing deposits:
Money Market & NOW	$ 47,933	18.3%	$ 56,424	17.7%	$ 61,703	9.4%	$ 59,791	$ 103,736	73.5%
Savings	36,469	-12.0%	31,012	-15.0%	27,940	-9.9%	28,075	41,689	48.5%
CD's and other time	245,915	-18.3%	245,754	-0.1%	263,512	7.2%	258,648	320,686	24.0%

Total interest-bearing deposits	330,317	-13.8%	333,190	0.9%	353,155	6.0%	346,514	466,111	34.5%
Borrowed funds	49,884	1784.5%	132,054	164.7%	142,536	7.9%	140,361	136,887	-2.5%

Total interest-bearing liabilities	380,201	-1.4%	465,244	22.4%	495,691	6.5%	486,875	602,998	23.9%
Demand deposits	13,232	24.4%	15,542	17.5%	17,623	13.4%	17,194	25,772	49.9%
Other liabilities	9,259	100.8%	5,552	-40.0%	12,337	122.2%	14,075	3,980	-71.7%

Total liabilities	402,692	0.4%	486,338	20.8%	525,651	8.1%	518,144	632,750	22.1%

Preferred equity	--		--		--		--	--
Common equity	48,984	34.6%	59,761	22.0%	86,758	45.2%	84,503	94,165	11.4%

Total equity	48,984	34.6%	59,761	22.0%	86,758	45.2%	84,503	94,165	11.4%

Total liabilities & shareholders' equity	$ 451,676	3.3%	$ 546,099	20.9%	$ 612,409	12.1%	$ 602,647	$ 726,915	20.6%

Other int-liab. as a percent of total assets	11.0%		24.2%		23%		23%	19%

FloridaFirst Bancorp
Financial Summary

							Nine months	Nine months	6/30/02
							ended	ended	vs.
		%		%		%	June 30,	June 30,	6/30/01
	Y/E 9/30/1999	Change	Y/E 9/30/2000	Change	Y/E 9/30/2001	Change	2001	2002	Change

Ratio Analysis
ROA	0.72%		0.70%		0.80%		0.80%	0.75%
ROCE	6.65%		6.43%		5.61%		5.67%	5.85%
Efficiency ratio	66.7%		63.6%		62.4%		63.1%	69.9%
Adj. noninterest income / Adj. revenues	8.7%		11.3%		12.4%		12.5%	14.4%
Average equity / Average assets	10.8%		10.9%		14.2%		14.0%	13.0%

Credit Quality
(In thousands)
Beginning	$2,564		$2,941		$3,321		$3,321	$3,652

Provision	540		630		615		465	500
Acquired allowance	--		--		--		--	1,000
Net charge-offs	(163)		(250)		(284)		(198)	(438)

Ending allowance	$2,941		$3,321		$3,652		$3,588	$4,714

Allowance	0.73%		0.75%		0.76%		0.75%	0.95%
Charge-off rate	0.04%		0.06%		0.06%		0.06%	0.12%

Period end loans & leases	$400,851	17.5%	$443,707	10.7%	$477,807	7.7%	$477,804	$494,880	3.6%

Period end common equity	$61,337	69.9%	$61,081	-0.4%	$93,814	53.6%	$92,846	$94,275	1.5%

Period end total assets	$498,358	20.2%	$582,180	16.8%	$660,369	13.4%	$633,671	$812,309	28.2%

Glossary

Return on Assets – Earnings (excluding merger-related and restructuring charges) for the period as a percentage of average assets for the period.

Return on Equity – Earnings (excluding merger-related and restructuring charges) for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios – These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio – calculated as noninterest expense as a percentage of the sum of net interest income on a fully taxable equivalent basis and noninterest income. (Income and expense items exclude merger-related and restructuring items.)

Leverage Capital Ratio – Common shareholders’ equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio – The sum of shareholders’ equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio – Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return – The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T’s proposed acquisition of FloridaFirst Bancorp, Inc. on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated October 2, 2002, between BB&T and FloridaFirst. This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release #‘s 33-7760 and 34-42055) adopted by the Securities and Exchange Commission (“SEC”).

Shareholders of FloridaFirst Bancorp, Inc. and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T, FloridaFirst, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC’s web site (http://www.sec.gov) and from FFBK and BB&T as follows:

Kerry P. Charlet	Alan W. Greer
Chief Financial Officer	Shareholder Reporting
FloridaFirst Bancorp, Inc.	BB&T Corporation
205 East Orange Street	Post Office Box 1290
Lakeland, Florida 33813	Winston-Salem, North Carolina 27102
Phone: (863) 688-6811	Phone: (336) 733-3021

In addition to the proposed registration statement and proxy statement/prospectus, BB&T and FFBK file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T’s and FFBK’s filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC’s web site at http://www.sec.gov.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           BB&T CORPORATION
                                                                           (Registrant)

                                                                           By: /S/ SHERRY A. KELLETT

                                                                           Sherry A. Kellett
                                                                           Senior Executive Vice President and Controller
                                                                           (Principal Accounting Officer)

Date: October 3, 2002